SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 2011

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2011, Discovery Laboratories, Inc. (the “Company) entered into a Sales Agency Agreement (the “Agreement”) with Lazard Capital Markets LLC (“Lazard”), under which Lazard, as the Company’s exclusive agent, may, at the Company’s discretion and at such times that it shall determine from time to time, sell (the “Offering”) over a two year period up to a maximum of $15,000,000 of its shares of common stock (the “Shares”) through an “at-the-market” program (“ATM Program”).

The ATM Program allows the Company to raise capital at the times and in amounts deemed suitable by it, to support its business plans.  The Company is not required to sell any Shares at any time during the term of the ATM Program.  The Company intends to use the net proceeds from the ATM Program, if any, to meet working capital requirements to execute its business plans, including, without limitation, to support the potential commercialization in 2012 of Surfaxin® for the prevention of respiratory distress syndrome (RDS) in premature infants, if approved, and Afectair®, if the Company’s efforts to register Afectair in the United States and the European Union are successful.  There can be no assurance that the Company will issue any Shares pursuant to the ATM Program.

The Offering is made pursuant to a prospectus supplement dated December 14, 2011 and an accompanying prospectus dated June 21, 2011 pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-174786), which was filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2011 and declared effective by the Commission on June 21, 2011.  If the Company issues a sale notice to Lazard, the Company will designate the minimum price per share at which the Shares may be sold and the maximum amount of Shares that Lazard is directed to sell during any selling period.  As a result, prices are expected to vary as between purchasers and during the term of the Offering.

Pursuant to the Agreement, Lazard has agreed to use its commercially reasonable efforts to execute the Company’s sell orders, as the Company’s sales agent and on its behalf.  Lazard may sell the Shares by any method deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, which may include ordinary brokers’ transactions on The Nasdaq Capital Market, or otherwise at market prices prevailing at the time of sale or prices related to such prevailing market prices, or as otherwise agreed by Lazard and the Company.  The Company or Lazard may suspend the Offering under the Agreement by notice to the other party.

The Agreement will terminate upon the earliest of: (1) the sale of all Shares subject to the Agreement, (2) December 14, 2013 or (3) the termination of the Agreement in accordance with its terms.  Either party may terminate the Agreement at any time upon written notification to the other party in accordance with the Agreement, and upon such termination, the Offering will terminate.

The Company will pay Lazard a commission equal to 3.0% of the gross sales price per share of any sales of Shares pursuant to the Agreement.   The Company has also agreed to reimburse Lazard for certain expenses incurred in connection with entering into the Agreement and has provided Lazard with customary representations and warranties, and indemnification rights.

The foregoing description the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.  The representations and warranties contained in the Agreement are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public generally to obtain factual information about the Company or the Shares.  The Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

5.1	Opinion of SNR Denton LLP, dated December 14, 2011
10.1	Sales Agency Agreement between Lazard Capital Markets LLC and the Company, dated December 14, 2011
23.1	Consent of SNR Denton LLP (included in Exhibit 5.1)

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Chief Executive Officer

Date:  December 14, 2011